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                                                                     EXHIBIT 1.1

                                                                  EXECUTION COPY

BANC OF AMERICA SECURITIES LLC
J.P. MORGAN SECURITIES INC.
MORGAN STANLEY & CO. INCORPORATED

                     $200,000,000 AGGREGATE PRINCIPAL AMOUNT

                           APRIA HEALTHCARE GROUP INC.

                        3 3/8% CONVERTIBLE SENIOR NOTES

                                    DUE 2033

                               PURCHASE AGREEMENT

                              DATED AUGUST 15, 2003

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                                TABLE OF CONTENTS

SECTION 1. REPRESENTATIONS AND WARRANTIES OF THE COMPANY................................................       2
SECTION 2. PURCHASE, SALE AND DELIVERY OF THE NOTES.....................................................       8
SECTION 3. ADDITIONAL COVENANTS OF THE COMPANY..........................................................      10
SECTION 4. PAYMENT OF EXPENSES..........................................................................      12
SECTION 5. CONDITIONS OF THE OBLIGATIONS OF THE INITIAL PURCHASERS......................................      12
SECTION 6. REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF INITIAL PURCHASERS.............................      15
SECTION 7. REIMBURSEMENT OF INITIAL PURCHASERS' EXPENSES................................................      15
SECTION 8. INDEMNIFICATION..............................................................................      16
SECTION 9. CONTRIBUTION.................................................................................      18
SECTION 10. DEFAULT OF ONE OR MORE OF THE SEVERAL INITIAL PURCHASERS....................................      19
SECTION 11. TERMINATION OF THIS AGREEMENT...............................................................      20
SECTION 12. REPRESENTATIONS AND INDEMNITIES TO SURVIVE DELIVERY.........................................      20
SECTION 13. NOTICES.....................................................................................      20
SECTION 14. SUCCESSORS..................................................................................      21
SECTION 15. PARTIAL UNENFORCEABILITY....................................................................      21
SECTION 16. GOVERNING LAW PROVISIONS....................................................................      21
SECTION 17. GENERAL PROVISIONS..........................................................................      21

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                               PURCHASE AGREEMENT

                                                                 August 15, 2003

BANC OF AMERICA SECURITIES LLC
J.P. MORGAN SECURITIES INC.
MORGAN STANLEY & CO. INCORPORATED
As Representatives of the several Initial Purchasers
c/o BANC OF AMERICA SECURITIES LLC
9 West 57th Street
New York, New York 10019

Ladies and Gentlemen:

                           Apria Healthcare Group Inc., a Delaware corporation
(the "Company), proposes to issue and sell to the several purchasers named in Schedule A (the "Initial Purchasers") $200,000,000 in aggregate principal amount of its 3?% Convertible Senior Notes due 2033 (the "Firm Notes"). In addition, the Company has granted to the Initial Purchasers an option to purchase up to an additional $50,000,000 in aggregate principal amount of its 3?% Convertible Senior Notes due 2033 (the "Optional Notes" and, together with the Firm Notes, the "Notes"). The Notes will be redeemable at the Company's option at any time after September 8, 2008. Banc of America Securities LLC ("BAS"), J.P. Morgan Securities Inc. ("JP") and Morgan Stanley & Co. Incorporated ("MS") have agreed to act as representatives of the several Initial Purchasers (in such capacity, the "Representatives") in connection with the offering and sale of the Notes.

                           The Notes will be convertible into fully paid,
non-assessable shares of common stock, par value $.001 per share, of the Company (the "Common Stock"). The Notes will be convertible initially at a conversion rate of 28.6852 shares per $1,000 principal amount of the Notes, on the terms, and subject to the conditions, set forth in the Indenture (as defined below). Upon the fifth, seventh, tenth, fifteenth, twentieth and twenty-fifth anniversaries of September 1, 2003, each holder of the Notes may require the Company to purchase such Notes whether in cash or, at the seventh, tenth, fifteenth, twentieth and twenty-fifth anniversaries of September 1, 2003, in cash or (subject to certain limitations) shares of Common Stock, or any combination thereof, at a purchase price equal to the issue price of the Notes plus accrued and unpaid interest, if any. As used herein, "Conversion Shares" means the shares of Common Stock into which the Notes are convertible. The Notes will be issued pursuant to an indenture (the "Indenture") to be dated as of the First Closing Date (as defined in Section 2), between the Company and U.S. Bank National Association, as trustee (the "Trustee").

                           The Notes will be offered and sold to the Initial
Purchasers without being registered under the Securities Act of 1933, as amended, and the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder (the "Securities Act"), in reliance upon an exemption therefrom.

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                           Holders of the Notes (including the Initial
Purchasers and their direct and indirect transferees) will be entitled to the benefits of a registration rights agreement, dated the First Closing Date, between the Company and the Initial Purchasers (the "Registration Rights Agreement"), pursuant to which the Company will agree to file with the Commission a shelf registration statement pursuant to Rule 415 under the Securities Act (the "Registration Statement") covering the resale of the Notes and the Conversion Shares, and to use commercially reasonable efforts to cause the Registration Statement to be declared effective. This Agreement, the Indenture, the Notes and the Registration Rights Agreement are referred to herein collectively as the "Operative Documents."

                           The Company understands that the Initial Purchasers
propose to make an offering of the Notes on the terms and in the manner set forth herein and in the Offering Memorandum and agrees that the Initial Purchasers may resell, subject to the conditions set forth herein, all or a portion of the Notes to purchasers (the "Subsequent Purchasers") at any time after the date of this Agreement. The Notes are to be offered and sold to or through the Initial Purchasers without being registered with the Commission under the Securities Act in reliance upon exemptions therefrom. The terms of the Notes and the Indenture will require that investors that acquire Notes expressly agree that Notes (and any Conversion Shares) may only be resold or otherwise transferred, after the date hereof, if such Notes (or Conversion Shares) are registered for sale under the Securities Act or if an exemption from the registration requirements of the Securities Act is available (including the exemption afforded by Rule 144A ("Rule 144A") thereunder).

                           The Company has prepared an offering memorandum dated
the date hereof setting forth information concerning the Company, the Notes, the Registration Rights Agreement (as defined below) and the Common Stock in form and substance reasonably satisfactory to the Initial Purchasers. As used in this Agreement, "Offering Memorandum" means, collectively, the Preliminary Offering Memorandum dated as of August 14, 2003 (the "Preliminary Offering Memorandum") and the offering memorandum dated the date hereof (the "Final Offering Memorandum"), each as amended or supplemented by the Company. As used herein, each of the terms "Offering Memorandum", "Preliminary Offering Memorandum" and "Final Offering Memorandum" shall include in each case the documents incorporated or deemed to be incorporated by reference therein.

                           The Company hereby confirms its agreements with the
Initial Purchasers as follows:

                  SECTION 1. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

                           The Company hereby represents, warrants and covenants
to each Initial Purchaser as follows:

         (a) No Registration. Assuming the accuracy of the representations and warranties of the Initial Purchasers contained in Section 6 and their compliance with the agreements set forth therein, it is not necessary, in connection with the issuance and sale of the Notes to the Initial Purchasers, the offer, resale and delivery of the Notes by the Initial Purchasers and the conversion of the Notes into Conversion Shares, in each case in the manner contemplated by this Agreement, the Indenture and the Offering Memorandum (other than the registration of the Notes and the Conversion Shares pursuant to the Registration Rights Agreement), to register the Notes or the Conversion Shares under the Securities Act or to qualify the Indenture the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

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         (b) No Integration. During the past six months, none of the Company or any of its subsidiaries has, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any "security" (as defined in the Securities Act) that is or will be integrated with the sale of the Notes or the Conversion Shares in a manner that would require registration under the Securities Act of the issuance or resale by the Initial Purchasers (in each case as described herein) of the Notes or the Conversion Shares.

         (c) Rule 144A. No securities of the same class (within the meaning of Rule 144A(d)(3) under the Securities Act) as the Notes are listed on any national securities exchange registered under Section 6 of the Securities Exchange Act of 1934, as amended (together with the rules and regulations promulgated thereunder, the "Exchange Act"), or quoted on an automated inter-dealer quotation system.

         (d) Offering Memorandum. The Company hereby confirms that it has authorized the use of the Offering Memorandum in connection with the offer and sale of the Securities by the Initial Purchasers. Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Offering Memorandum complied or will comply when it is filed in all material respects with the Exchange Act and the rules and regulations of the Commission thereunder. The Preliminary Offering Memorandum does not contain and the Final Offering Memorandum will not contain, any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty as to information contained in or omitted from the Offering Memorandum in reliance upon and in conformity with written information furnished to the Company by or on the behalf of the Initial Purchasers specifically for inclusion therein.

         (e) Authorization of the Purchase Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

         (f) Authorization of the Indenture. The Indenture has been duly authorized by the Company; on the First Closing Date, the Indenture will have been duly executed and delivered by the Company and, assuming due authorization, execution and delivery of the Indenture by the Trustee, will constitute a legally valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium arrangement or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles, including principles of materiality, reasonableness, good faith and fair dealing and the possible unavailability of equitable remedies (regardless of whether enforcement is sought in a proceeding at law or in equity); and the Indenture will conform in all material respects to the description thereof contained in the Offering Memorandum.

         (g) Authorization of the Notes. The Notes have been duly authorized by the Company; when the Notes are executed, authenticated and issued in accordance with the terms of the Indenture and delivered to and paid for by the Initial Purchasers pursuant to this Agreement on the respective Closing Date (assuming due authentication of the Notes by the Trustee), such Notes will constitute legally valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles including principles of materiality, reasonableness, good faith and fair dealing and the possible unavailability of equitable remedies (regardless of whether

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enforcement is sought in a proceeding at law or in equity); and the Notes will conform in all material respects to the description thereof contained in the Offering Memorandum.

         (h) Authorization of the Conversion Shares. The Conversion Shares have been duly authorized and reserved and, when issued upon conversion of the Notes in accordance with the terms of the Notes, will be validly issued, fully paid and non-assessable, and the issuance of such shares will not be subject to any preemptive or similar rights.

         (i) Authorization of the Registration Rights Agreement. The Registration Rights Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company, enforceable against the Company in accordance with its terms, except as rights to indemnification and contribution thereunder may be limited by applicable law or public policy relating thereto and except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles including principles of materiality, reasonableness, good faith and fair dealing and the possible unavailability of equitable remedies (regardless of whether enforcement is sought in a proceeding at law or in equity); and the Registration Rights Agreement will conform in all material respects to the description thereof contained in the Offering Memorandum.

         (j) No Material Adverse Change. Except as otherwise disclosed in the Offering Memorandum (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), subsequent to the respective dates as of which information is given in the Offering Memorandum: (i) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business, or operations, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity (any such change is called a "Material Adverse Change"); (ii) the Company and its subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business, nor entered into any material transaction or agreement not in the ordinary course of business; and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company or, except for dividends paid to the Company or other subsidiaries, any of its subsidiaries on any class of capital stock or repurchase or redemption by the Company or any of its subsidiaries of any class of capital stock.

         (k) Independent Accountants. Deloitte & Touche LLP, who have expressed their opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) and supporting schedules included in the Offering Memorandum, are independent public or certified public accountants as required by the Securities Act and the Exchange Act.

         (l) Preparation of the Financial Statements. The financial statements included or incorporated by reference in the Offering Memorandum present fairly, in all material respects, the consolidated financial position of the Company and its consolidated subsidiaries as of and at the dates indicated and the results of their operations and cash flows for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. The financial data set forth in the Offering Memorandum under the captions "Summary Consolidated Financial Information" and "Capitalization," and in the Company's Form 10-K for the year ended December 31, 2002 under the caption "Selected Financial Data" fairly present, in all material respects, the information set forth therein on a basis consistent with that of the audited financial statements incorporated in the

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Offering Memorandum. The Company's ratios of earnings to fixed charges set forth in the Offering Memorandum have been calculated in compliance with Item 503(d) of Regulation S-K under the Securities Act.

         (m) Incorporation and Good Standing of the Company and its Subsidiaries. Each of the Company and its significant subsidiaries (as defined in Rule 1-02 of Regulation S-X) ("Significant Subsidiaries") has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum and, in the case of the Company, to enter into and perform its obligations under this Agreement. Each of the Company and each Significant Subsidiary is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Change. All of the issued and outstanding capital stock of each subsidiary of the Company has been duly authorized and validly issued, is fully paid and non-assessable and, except as described in the Offering Memorandum, is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim.

         (n) Capitalization and Other Capital Stock Matters. The authorized, issued and outstanding capital stock of the Company is as set forth in the Offering Memorandum under the caption "Capitalization" (other than for subsequent issuances, if any, pursuant to equity incentive plans described in the Offering Memorandum or upon exercise of outstanding options described in the Offering Memorandum). The Common Stock (including the Conversion Shares) conforms in all material respects to the description thereof contained in the Offering Memorandum. All of the issued and outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and non-assessable and have been issued in compliance with applicable federal and state securities laws. None of the outstanding shares of Common Stock were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of its subsidiaries other than those accurately described in the Offering Memorandum. The description of the Company's equity incentive plans or arrangements, and the options or other rights granted thereunder, set forth in the Offering Memorandum accurately and fairly presents and summarizes such plans, arrangements, options and rights.

         (o) Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. Neither the Company nor any of its significant subsidiaries is in violation of its charter or by-laws or is in default (or, with the giving of notice or lapse of time, would be in default) ("Default") under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound (including, without limitation, the Company's senior secured credit agreement with a syndicate of lenders led by Bank of America, N.A.), or to which any of the property or assets of the Company or any of its subsidiaries is subject (each, an "Existing Instrument"), except for such Defaults as would not, individually or in the aggregate, result in a Material Adverse Change.

                           The Company's execution, delivery and performance of
the Operative Documents and consummation of the transactions contemplated thereby and by the Offering

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Memorandum (i) will not result in any violation of the provisions of the charter or by-laws of the Company or any Significant Subsidiary, (ii) will not conflict with or constitute a breach of, or Default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument, except for Defaults that would not, individually or in the aggregate, result in a Material Adverse Change and (iii) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company or any subsidiary. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for the Company's execution, delivery and performance of the Operative Documents and consummation of the transactions contemplated thereby and by the Offering Memorandum, except (i) with respect to the transactions contemplated by the Registration Rights Agreement, as may be required under the Securities Act, the Trust Indenture Act and the Rules and Regulations promulgated thereunder and
(ii) such as have been obtained or made by the Company and are in full force and effect and (iii) such as may be required under the Securities Act, applicable state securities or blue sky laws and from the NASD.

         (p) No Material Actions or Proceedings. Except as disclosed in the Offering Memorandum, there are no pending actions, suits or proceedings against or affecting the Company, any of its subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate cause a Material Adverse Change, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement, or which are otherwise material in the context of the sale of the Notes; and, to the Company's knowledge, no such actions, suits or proceedings are threatened or contemplated. No material labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent that might cause a Material Adverse Change.

         (q) Intellectual Property Rights. The Company and its subsidiaries own, possess or can acquire on reasonable terms, the right to use trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, "Intellectual Property Rights") necessary to conduct the business now operated by them, except to the extent that the failure to own or possess the right to use such Intellectual Property would not, singly or in the aggregate, have a Material Adverse Change, and except as set forth in the Offering Memorandum, neither the Company nor any of its subsidiaries have received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Change.

         (r) All Necessary Permits, etc. The Company and each Significant Subsidiary possess such valid and current certificates, authorizations or permits issued by the appropriate state or federal regulatory agencies or bodies necessary to conduct their respective businesses, and neither the Company nor any subsidiary has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Change.

         (s) Title to Properties. Except as disclosed in the Offering Memorandum, the Company and its subsidiaries have good and marketable title to all real properties and all other material properties and assets owned by them, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made

                                       6
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thereof by them; and except as disclosed in the Offering Memorandum, the Company and its subsidiaries hold any leased real or personal property under valid and enforceable leases with no exceptions that would interfere with the use made or to be made thereof by them except such as would not have a Material Adverse Change.

         (t) Company Not an "Investment Company". The Company is not, and, after receipt of payment for the Notes and application of the proceeds as described in the Offering Memorandum, will not be, required to register as an "investment company" within the meaning of Investment Company Act and will conduct its business in a manner so that it will not become subject to the Investment Company Act.

         (u) No Price Stabilization or Manipulation. The Company has not taken and will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Notes or the Conversion Shares to facilitate the sale or resale of the Notes.

         (v) Related Party Transactions. There are no business relationships or related-party transactions involving the Company or any subsidiary or any other person required to be described in the Offering Memorandum that have not been described as required.

         (w) Recent Sales. Except as disclosed in the Offering Memorandum and except for options granted under, or contracts or commitments pursuant to, the Company's previous or currently existing stock option or other similar officer, director or employee benefit plans or pursuant to outstanding options, rights or warrants, the Company has not sold or issued any shares of Common Stock, any security convertible into shares of Common Stock or any security of the same class as the Notes during the six-month period preceding the date of the Offering Memorandum, including any sales pursuant to Rule 144A or under Regulations D or S of the Securities Act.

         (x) No General Solicitation. None of the Company or any of its affiliates (as defined in Rule 501(b) of Regulation D under the Securities Act ("Regulation D")), has, directly or through an agent, engaged in any form of general solicitation or general advertising in connection with the offering of the Notes or the Conversion Shares (as those terms are used in Regulation D) under the Securities Act or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act; the Company has not entered into any contractual arrangement with respect to the distribution of the Notes or the Conversion Shares except for this Agreement, and the Company will not enter into any such arrangement except for the Registration Rights Agreement and as may be contemplated hereby and thereby.

         (y) Company's Accounting System. The Company maintains a system of accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

         (aa) Compliance with Environmental Laws. Except as disclosed in the Offering Memorandum or as would not, either individually or in the aggregate, result in a Material Adverse Change,, neither the Company nor any of its subsidiaries is (i) in violation of any statute,

                                       7
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rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, "Environmental Laws"), (ii) owns or operates any real property contaminated with any substance that is subject to any Environmental Laws, (iii) is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or (iv) is subject to any claim relating to any Environmental Laws; and the Company is not aware of any pending investigation which might lead to such a claim.

         (bb) Brokers. Except for the Initial Purchasers pursuant to the terms hereof, there is no broker, finder or other party that is entitled to receive from the Company any brokerage or finder's fee or other fee or commission as a result of any transactions contemplated by this Agreement.

         (cc) No Outstanding Loans or Other Indebtedness. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees or indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of the members of any of their families, except as disclosed in the Offering Memorandum.

         (dd) Reporting Company. The Company is subject to and in compliance in all material respects with the reporting requirements of Section 13 or Section 15(d) of the Exchange Act.

                           Any certificate signed by an officer of the Company
in connection with this Agreement and delivered to the Representatives or to counsel for the Initial Purchasers shall be deemed to be a representation and warranty by the Company to each Initial Purchaser as to the matters set forth therein.

                           The Company acknowledges that the Initial Purchasers
and, for purposes of the opinions to be delivered pursuant to Section 5 hereof, counsel to the Company and counsel to the Initial Purchasers, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

         SECTION 2. PURCHASE, SALE AND DELIVERY OF THE NOTES.

         (a) The Firm Notes. The Company agrees to issue and sell to each Initial Purchaser the Firm Notes upon the terms herein set forth. On the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, each Initial Purchaser agrees, severally and not jointly, to purchase from the Company the respective principal amount of Firm Notes set forth opposite their names on Schedule A at a purchase price of 100% of the aggregate principal amount thereof.

         (b) The First Closing Date. Delivery of the Firm Notes to be purchased by the Initial Purchasers and payment therefor shall be made at the offices of Shearman & Sterling LLP, 599 Lexington Avenue, New York, New York (or such other place as may be agreed to by the Company and the Representatives) at 9:00 a.m. New York time, on August 20, 2003, or such other time and date not later than four business days after the date hereof as may be agreed to between the Company and the Representatives (the time and date of such closing are called the "First Closing Date").

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         (c) The Optional Notes; the Second Closing Date. In addition, on the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Company hereby grants an option to the several Initial Purchasers to purchase, severally and not jointly, up to $50,000,000 aggregate principal amount of Optional Notes from the Company at the same price as the purchase price to be paid by the Initial Purchasers for the Firm Notes as set forth in Section 2(a) of this Agreement. The option granted hereunder may be exercised at any time (but not more than once) upon notice by BAS on behalf of the Representatives to the Company, which notice may be given at any time within 13 days from the date of this Agreement. Such notice shall set forth (i) the amount (which shall be an integral multiple of $1,000 in aggregate principal amount) of Optional Notes as to which the Initial Purchasers are exercising the option, (ii) the names and denominations in which the Optional Notes are to be registered and (iii) the time, date and place at which such Notes will be delivered (which time and date may be simultaneous with, but not earlier than, the First Closing Date; and in such case the term "First Closing Date" shall refer to the time and date of delivery of the Firm Notes and the Optional Notes). Such time and date of delivery, if subsequent to the First Closing Date, is called the "Second Closing Date" and shall be determined by the Representatives. Such date may be the same as the Closing Date but not earlier than the Closing Date nor later than 10 business days after the date of such notice. If any Optional Notes are to be purchased, each Initial Purchaser agrees, severally and not jointly, to purchase the principal amount of Optional Notes (subject to such adjustments to eliminate fractional amount as the Representatives may determine) that bears the same proportion to the total principal amount of Optional Notes to be purchased as the principal amount of Firm Notes set forth on Schedule A opposite the name of such Initial Purchaser bears to the total principal amount of Firm Notes. The Representatives may cancel the option at any time prior to its expiration or exercise by giving written notice of such cancellation to the Company.

         (d) Payment for the Notes. Payment for the Notes shall be made at the First Closing Date (and, if applicable, at the Second Closing Date) by wire transfer of immediately available funds to the order of the Company.

                           It is understood that the Representatives have been
authorized, for their own accounts and the accounts of the several Initial Purchasers, to accept delivery of and receipt for, and make payment of the purchase price for, the Firm Notes and any Optional Notes the Initial Purchasers have agreed to purchase. BAS, individually and not as a Representative of the Initial Purchasers, may (but shall not be obligated to) make payment for any Notes to be purchased by any Initial Purchaser whose funds shall not have been received by the Representatives by the First Closing Date or the Second Closing Date, as the case may be, for the account of such Initial Purchaser, but any such payment shall not relieve such Initial Purchaser from any of its obligations under this Agreement.

         (e) Delivery of the Notes. The Company shall deliver, or cause to be delivered, to the Representatives for the accounts of the several Initial Purchasers the Firm Notes at the First Closing Date, against the receipt of a wire transfer of immediately available funds for the amount of the purchase price therefor. The Company shall also deliver, or cause to be delivered, to the Representatives for the accounts of the several Initial Purchasers, the Optional Notes the Initial Purchasers have agreed to purchase at the First Closing Date or the Second Closing Date, as the case may be, against the receipt of a wire transfer of immediately available funds for the amount of the purchase price therefor. The global certificates representing the Notes shall be in such denominations ($1,000 and integral multiples thereof) and registered in such names as the Representatives shall have requested at least one full business day prior to the First Closing Date (or the Second Closing Date, as the case may be) and shall be made available for inspection on the business day preceding the First Closing Date (or the Second Closing Date, as the case may be). Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Initial Purchasers.

         SECTION 3. ADDITIONAL COVENANTS OF THE COMPANY.

                           The Company further covenants and agrees with each
Initial Purchaser as follows:

         (a) Representatives' Review of Proposed Amendments and Supplements. During such period beginning on the date hereof and ending on the date which is the earlier of nine months after the date hereof or the completion of the resale of the Notes by the Initial Purchasers (as notified by the Initial Purchasers to the Company), prior to amending or supplementing the Offering Memorandum (other than filing reports under the Exchange Act), the Company shall furnish to the Representatives for review a copy of each such proposed amendment or supplement, and the Company shall not print or distribute such proposed amendment or supplement to which the Representatives reasonably object.

         (b) Amendments and Supplements to the Offering Memorandum and Other Securities Act Matters. If, at any time prior to the earlier of nine months after the date hereof or the completion of the resale of the Notes by the Initial Purchasers (as notified by the Initial Purchasers to the Company), any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Offering Memorandum in order that the Offering Memorandum will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading, or if in the opinion of the Representatives or counsel for the Representatives it is otherwise necessary to amend or supplement the Offering Memorandum to comply with law, the Company shall promptly notify the Initial Purchasers and prepare, subject to Section 3(a) hereof, such amendment or supplement as may be necessary to correct such untrue statement or omission.

         (c) Copies of Offering Memorandum. The Company agrees to furnish the Representatives, without charge, until the earlier of nine months after the date hereof or the completion of the resale of the Notes by the Initial Purchasers (as notified by the Initial Purchasers to the Company) as many copies of the Offering Memorandum and any amendments and supplements thereto as the Representatives may request.

         (d) Blue Sky Compliance. The Company shall cooperate with the Representatives and counsel for the Initial Purchasers, as the Initial Purchasers may reasonably request from time to time, to qualify or register the Notes for sale under (or obtain exemptions from the application of) the state securities or blue sky laws of those jurisdictions designated by the Representatives, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Notes. The Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation. The Company will advise the Representatives promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Notes for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use commercially reasonable efforts to obtain the withdrawal thereof at the earliest possible moment.

         (e) Rule 144A Information. For so long as any of the Notes are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act, the Company shall provide to any holder of the Notes or to any prospective purchaser of the Notes designated by any holder, upon request of such holder or prospective purchaser, information required to be provided by Rule 144A(d)(4) of the Securities Act if, at the time of such request, the Company is not subject to the reporting requirements under Section 13 or 15(d) of the Exchange Act.

         (f) Legends. Each of the Notes will bear, to the extent applicable, the legend contained in "Notice to Investors" in the Offering Memorandum for the time period and upon the other terms stated therein.

         (g) No General Solicitation. Except following the effectiveness of the Registration Statement (as defined in the Registration Rights Agreement), the Company will not, and will cause its subsidiaries not to, solicit any offer to buy or offer to sell the Notes by means of any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

         (h) No Integration. The Company will not, and will cause its subsidiaries not to, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any "security" (as defined in the Securities Act) in a transaction that could be integrated with the sale of the Notes in a manner that would require the registration under the Securities Act of the issuance or resale by the Initial Purchasers (in each case as described herein) of the Notes.

         (i) Rule 144 Tolling. During the period of two years after the last Closing Date, the Company will not, and will not permit any of its "affiliates" (as defined in Rule 144 under the Securities Act) to, resell any of the Notes which constitute "restricted securities" under Rule 144 that have been reacquired by any of them.

         (j) Use of Proceeds. The Company shall apply the net proceeds from the sale of the Notes sold by it in the manner described under the caption "Use of Proceeds" in the Offering Memorandum.

         (k) Transfer Agent. The Company shall engage and maintain, at its expense, a registrar and transfer agent for the Common Stock.

         (l) Agreement Not to Offer or Sell Additional Securities. During the period commencing on the date hereof and ending on the 90th day following the date of the Final Offering Memorandum, the Company will not, without the prior written consent of BAS on behalf of the Representatives (which consent may be withheld at the sole discretion of the Representatives), directly or indirectly, sell, offer, contract or grant any option to sell, pledge, transfer or establish an open "put equivalent position" within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of or transfer, or announce the offering of (other than announcements related to long-term incentive plans), or file any registration statement under the Securities Act in respect of, any shares of Common Stock, options or warrants to acquire shares of the Common Stock or securities exchangeable or exercisable for or convertible into shares of Common Stock (other than as contemplated by this Agreement with respect to the Notes and the Conversion Shares); provided, however, that the Company may issue (i) shares of its Common Stock or options to purchase its Common Stock, or Common Stock upon exercise of options, pursuant to any stock option, stock bonus or other stock plan or arrangement described in the Final Offering

Memorandum, (ii) the Notes to be sold hereunder and (iii) the Conversion Shares upon conversion of the Notes.

         (m) Investment Limitation. The Company shall not invest or otherwise use the proceeds received by the Company from its sale of the Notes in such a manner as would require the Company or any of its subsidiaries to register as an investment company under the Investment Company Act.

         (n) Inclusion of Conversion Shares. The Company will use its commercially reasonable efforts to have the Conversion Shares approved by the New York Stock Exchange ("NYSE") for inclusion prior to the effectiveness of the Registration Statement.

         (o) Trust Indenture Act. As of the date of the effectiveness of the Registration Statement filed pursuant to the Registration Rights Agreement the Company will cause the Indenture to be qualified under the Trust Indenture Act.

         (p) DTC. The Company will cooperate with the Representatives and use commercially reasonable efforts to permit the Notes to be eligible for clearance and settlement through the facilities of DTC.

         SECTION 4.PAYMENT OF EXPENSES.

                           The Company agrees to pay all costs, fees and
expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including without limitation (i) all expenses incident to the issuance and delivery of the Notes (including all printing and engraving costs, and any charges by DTC), (ii) all fees and expenses of the Trustee under the Indenture, (iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Notes to the Initial Purchasers, (iv) all fees and expenses of the Company's counsel, independent public or certified public accountants and other advisors, (v) all costs and expenses incurred in connection with the preparation, printing, shipping and distribution of the Offering Memorandum, all amendments and supplements thereto and this Agreement, (vi) all filing fees, attorneys' fees and expenses incurred by the Company or the Initial Purchasers in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Notes for offer and sale under the state securities or blue sky laws or the provincial securities laws of Canada, and, if requested by the Representatives, preparing and printing a "Blue Sky Survey" or memorandum, and any supplements thereto, advising the Initial Purchasers of such qualifications, registrations and exemptions, (vii) the expenses of the Company and the Initial Purchasers in connection with the marketing and offering of the Notes, (viii) the fees and expenses associated with including the Conversion Shares on the New York Stock Exchange, (ix) all expenses and fees in connection with admitting the Notes for trading in the PORTAL Market and (x) any fees payable in connection with the rating of the Notes, if the Notes are so rated. Except as provided in this Section 4, Section 7, Section 10 and Section 11 hereof, the Initial Purchasers shall pay their own expenses, including the fees and disbursements of their counsel.

         SECTION 5. CONDITIONS OF THE OBLIGATIONS OF THE INITIAL PURCHASERS.

                           The obligations of the several Initial Purchasers to
purchase and pay for the Notes as provided herein on the First Closing Date and, with respect to the Optional Notes, the Second Closing Date, shall be subject to the accuracy of the representations and warranties on the part of the Company set forth in Section 1 hereof as of the date hereof and as of the First Closing

Date as though then made and, with respect to the Optional Notes, as of the Second Closing Date as though then made, to the timely performance by the Company of its covenants and other obligations hereunder, and to each of the following additional conditions:

         (a) Accountants' Comfort Letter. On the date hereof, the Representatives shall have received from Deloitte & Touche LLP, independent public or certified public accountants for the Company, a letter dated the date hereof addressed to the Initial Purchasers, in form and substance satisfactory to the Representatives, containing statements and information of the type ordinarily included in accountants' "comfort letters" to Initial Purchasers, delivered according to Statement of Auditing Standards No. 72 (or any successor bulletin), with respect to the audited and unaudited financial statements and certain financial information contained in the Offering Memorandum.

         (b) No Material Adverse Change or Rating Agency Change. For the period from and after the date of this Agreement and prior to the First Closing Date and, with respect to the Optional Notes, the Second Closing Date:

                  (i) in the judgment of BAS, there shall not have occurred any material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity, that makes it impractical or inadvisable to proceed with the offering or the sale and payment for the Notes; and

                  (ii) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any securities of the Company or any of its subsidiaries by any "nationally recognized statistical rating organization" as such term is defined for purposes of Rule 436(g)(2) under the Securities Act.

         (c) Opinion of Counsel for the Company. On each of the First Closing Date and the Second Closing Date the Representatives shall have received the favorable opinion of Gibson, Dunn & Crutcher LLP, counsel for the Company, dated as of such Closing Date, the form of which is attached as Exhibit A, and of Robert S. Holcombe, Executive Vice President, General Counsel and Secretary of the Company, dated as of such Closing Date, the form of which is attached as Exhibit B.

         (d) Opinion of Counsel for the Initial Purchasers. On each of the First Closing Date and the Second Closing Date the Representatives shall have received the favorable opinion of Shearman & Sterling LLP, counsel for the Initial Purchasers, dated as of such Closing Date, with respect to certain matters in form and substance satisfactory to the Initial Purchasers.

         (e) Officers' Certificate. On each of the First Closing Date and the Second Closing Date the Representatives shall have received a written certificate executed by the Chairman of the Board, Chief Executive Officer or President of the Company and the Chief Financial Officer or Chief Accounting Officer of the Company, dated as of such Closing Date, to the effect set forth in subsection (b)(ii) of this Section 5, and further to the effect that:

                  (i) for the period from and after the date of this Agreement and prior to such Closing Date, there has not occurred any Material Adverse Change;

                  (ii) the representations, warranties and covenants of the Company set forth in Section 1 of this Agreement are true and correct with the same force and effect as though expressly made on and as of such Closing Date; and

                  (iii) the Company has complied with all the agreements hereunder and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date.

         (f) Bring-down Comfort Letter. On each of the First Closing Date and the Second Closing Date the Representatives shall have received from Deloitte & Touche LLP, independent public or certified public accountants for the Company, a letter dated such date, in form and substance satisfactory to the Representatives, to the effect that they reaffirm the statements made in the letter furnished by them pursuant to subsection (a) of this Section 5, except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the First Closing Date or Second Closing Date, as the case may be.

         (g) Registration Rights Agreement. The Company and the Initial Purchasers shall have executed and delivered the Registration Rights Agreement (in form and substance satisfactory to the Initial Purchasers), and the Registration Rights Agreement shall be in full force and effect.

         (h) Lock-Up Agreement from Certain Securityholders of the Company. On or prior to the date hereof, the Company shall have furnished to the Representatives an agreement in the form of Exhibit C hereto from each of the persons set forth on Schedule B hereto, and such agreement shall be in full force and effect on each of the First Closing Date and the Second Closing Date.

         (i) PORTAL Designation. The Notes shall have been designated PORTAL-eligible securities in accordance with the rules and regulations of the National Association of Securities Dealers, Inc.

         (j) Additional Documents. On or before each of the First Closing Date and the Second Closing Date, the Representatives and counsel for the Initial Purchasers shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Notes as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

                  If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by BAS on behalf of the Representatives by notice to the Company at any time on or prior to the First Closing Date and, with respect to the Optional Notes, at any time prior to the Second Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 4, Section 7,
Section 8 and Section 9 shall at all times be effective and shall survive such termination.

         SECTION 6. REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF INITIAL PURCHASERS.

                  Each of the Initial Purchasers represents and warrants that it is a "qualified institutional buyer," as defined in Rule 144A of the Securities Act ("QIB"). Each Initial Purchaser agrees with the Company that:

                  (a) The Notes and the Conversion Shares have not been and will not be registered under the Securities Act in connection with the initial offering of the Notes.

                  (b) The Initial Purchasers are purchasing the Notes pursuant to a private sale exemption from registration under the Securities Act.

                  (c) The Notes have not been and will not be offered or sold by such Initial Purchaser or its affiliates acting on its behalf except in accordance with Rule 144A.

                  (d) The Initial Purchasers have not solicited offers for, or offered or sold and will not solicit offers for, the Notes in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D, including (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar medium or broadcast over television or radio, or (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising in the United States, or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

                  (e) The Initial Purchasers have not offered or sold, and will not offer or sell, any Notes except to persons whom they reasonably believe to be QIBs.

                  (f) Each Initial Purchaser hereby represents and agrees with the Company that prior to or contemporaneously with the purchase of the Securities, the Initial Purchaser will inform, and cause each of its affiliates to inform, purchasers acquiring Securities from such Initial Purchaser or affiliate, as the case may be, that the Securities (i) are being sold to them in reliance on Rule 144A under the Securities Act, (ii) have not been and, except as described in the Offering Memorandum, will not be registered under the Securities Act, and (iii) may not be offered, sold or otherwise transferred except as described in the Offering Memorandum.

         SECTION 7. REIMBURSEMENT OF INITIAL PURCHASERS' EXPENSES.

                           If this Agreement is terminated by the
Representatives pursuant to Section 5, Section 10 or Section 11, or if the sale to the Initial Purchasers of the Notes on the First Closing Date is not consummated because of any refusal, inability or failure on the part of the Company to perform any agreement herein or to comply with any provision hereof, the Company agrees to reimburse the Representatives and the other Initial Purchasers (or such Initial Purchasers as have terminated this Agreement with respect to themselves), severally, upon demand for all out-of-pocket expenses that shall have been reasonably incurred by the Representatives and the Initial Purchasers in connection with the proposed purchase and the offering and sale of the Notes, including but not limited to fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges.

         SECTION 8. INDEMNIFICATION.

         (a) Indemnification of the Initial Purchasers. The Company agrees to indemnify and hold harmless each Initial Purchaser, its officers and employees, and each person, if any, who controls any Initial Purchaser within the meaning of the Securities Act and the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Initial Purchaser or such controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Offering Memorandum (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact, in each case, necessary to make the statements therein not misleading; or upon any inaccuracy in the representations and warranties of the Company contained herein and to reimburse each Initial Purchaser and each such controlling person for any and all expenses (including the fees and disbursements of counsel chosen by BAS) as such expenses are reasonably incurred by such Initial Purchaser or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Representatives expressly for use in the Offering Memorandum (or any amendment or supplement thereto); and provided, further, that with respect to any Preliminary Offering Memorandum, the foregoing indemnity agreement shall not inure to the benefit of any Initial Purchaser from whom the person asserting any loss, claim, damage, liability or expense purchased Notes, or any person controlling such Initial Purchaser, if copies of the Final Offering Memorandum were timely delivered to the Initial Purchaser pursuant to
Section 2 and a copy of the Final Offering Memorandum (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Initial Purchaser to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Notes to such person, and if the Final Offering Memorandum (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage, liability or expense. The indemnity agreement set forth in this Section 8(a) shall be in addition to any liabilities that the Company may otherwise have.

         (b) Indemnification of the Company, its Directors and Officers. Each Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless the Company, each of its directors, each of its officers and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company, or any such director, officer or controlling person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Initial Purchaser), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue or alleged untrue statement of a material fact contained in the Offering Memorandum (or any amendment or supplement thereto), or arises out of or is based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Offering Memorandum (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company by the Representatives expressly for use therein; and to reimburse the Company, or any such director, officer or controlling person for any legal and other expense reasonably incurred by the Company, or any such director, officer or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The Company hereby acknowledges that the only information that the Initial Purchasers have furnished to the Company expressly for use in the Offering Memorandum are the statements set forth in Schedule C; and the Initial Purchasers confirm that such statements are correct. The indemnity agreement set forth in this Section 8(b) shall be in addition to any liabilities that each Initial Purchaser may otherwise have.

         (c) Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof may be made against an indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise than under the indemnity agreement contained in this Section 8 or to the extent it is not prejudiced as a proximate result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party's election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with local counsel), approved by the indemnifying party (BAS in the case of Section 8(b) and Section 9), representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

         (d) Settlements. No party shall be liable for any settlement of any proceeding effected without its written consent, but if any proceeding for which the indemnifying party is entitled to indemnification hereunder is settled with such consent or if there is a final judgment for the plaintiff in any such proceeding, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 8(c) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than (A) 60 days after receipt by such indemnifying party of the aforementioned request and (B) 30 days after receipt by such indemnifying party of a notice of the proposed settlement and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (x) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (y) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

         SECTION 9. CONTRIBUTION.

                           If the indemnification provided for in Section 8 is
for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Initial Purchasers, on the other hand, from the offering of the Notes pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Initial Purchasers, on the other hand, in connection with the statements or omissions or inaccuracies in the representations and warranties herein which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Initial Purchasers, on the other hand, in connection with the offering of the Notes pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Notes pursuant to this Agreement (before deducting expenses) received by the Company, and the total discount received by the Initial Purchasers bear to the aggregate initial offering price of the Notes. The relative fault of the Company, on the one hand, and the Initial Purchasers, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact or any such inaccurate or alleged inaccurate representation or warranty relates to information supplied by the Company, on the one hand, or the Initial Purchasers, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                           The amount paid or payable by a party as a result of
the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 8(c), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in
Section 8(c) with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 9; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 8(c) for purposes of indemnification.

                           The Company and the Initial Purchasers agree that it
would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 9.

                           Notwithstanding the provisions of this Section 9, no
Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Notes purchased by it and distributed to investors were offered to investors exceeds the amount of any damages which such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers' obligations to contribute pursuant to this Section 9 are several, and not joint, in proportion to their respective commitments as set forth opposite their names in Schedule A. For purposes of this Section 9, each officer and employee of an Initial Purchaser and each person, if any, who controls an Initial Purchaser within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as such Initial Purchaser, and each director of the Company, each officer of the Company, and each person, if any, who controls the Company within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company.

         SECTION 10. DEFAULT OF ONE OR MORE OF THE SEVERAL INITIAL PURCHASERS.

                           If, on the First Closing Date or the Second Closing
Date, as the case may be, any one or more of the several Initial Purchasers shall fail or refuse to purchase Notes that it or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Notes which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase does not exceed 10% of the aggregate principal amount of the Notes to be purchased on such date, the other Initial Purchasers shall be obligated, severally, in the proportions that the principal amount of Firm Notes set forth opposite their respective names on Schedule A bears to the aggregate principal amount of Firm Notes set forth opposite the names of all such non-defaulting Initial Purchasers, or in such other proportions as may be specified by the Representatives with the consent of the non-defaulting Initial Purchasers, to purchase the Notes which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase on such date. If, on the First Closing Date or the Second Closing Date, as the case may be, any one or more of the Initial Purchasers shall fail or refuse to purchase Notes and the aggregate principal amount of Notes with respect to which such default occurs exceeds 10% of the aggregate principal amount of Notes to be purchased on such date, and arrangements satisfactory to the Representatives and the Company for the purchase of such Notes are not made within 48 hours after such default, this Agreement shall terminate without liability of any party (other than a defaulting Initial Purchaser) to any other party except that the provisions of
Section 4, Section 7, Section 8 and Section 9 shall at all times be effective and shall survive such termination. In any such case either the Representatives or the Company shall have the right to postpone the First Closing Date or the Second Closing Date, as the case may be, but in no event for longer than seven days in order that the required changes, if any, to the Offering Memorandum or any other documents or arrangements may be effected.

                            As used in this Agreement, the term "Initial
Purchaser" shall be deemed to include any person substituted for a defaulting Initial Purchaser under this Section 10. Any action taken under this Section 10 shall not relieve any defaulting Initial Purchaser from liability in respect of any default of such Initial Purchaser under this Agreement.

         SECTION 11. TERMINATION OF THIS AGREEMENT.

                           On or prior to the First Closing Date this Agreement
may be terminated by the Representatives by notice given to the Company if at any time (i) trading or quotation in any of the Company's securities shall have been suspended or limited by the Commission or by the NYSE, or trading in securities generally on either the Nasdaq Stock Market or the New York Stock Exchange shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges by the Commission or the NASD; (ii) a general banking moratorium shall have been declared by any federal, New York, Delaware or California authority; (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States' or international political, financial or economic conditions, as in the judgment of the Representatives is material and adverse and makes it impracticable to market the Notes in the manner and on the terms described in the Offering Memorandum or to enforce contracts for the sale of securities; or (iv) there shall have occurred any material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity, that in the judgment of BAS, makes it impractical or inadvisable to proceed with the offering or the sale and payment for the Notes. Any termination pursuant to this Section 11 shall be without liability on the part of (a) the Company to any Initial Purchaser, except that the Company shall be obligated to reimburse the expenses of the Representatives and the Initial Purchasers pursuant to Sections 4 and 7 hereof,
(b) any Initial Purchaser to the Company, or (c) of any party hereto to any other party except that the provisions of Section 8 and Section 9 shall at all times be effective and shall survive such termination.

         SECTION 12. REPRESENTATIONS AND INDEMNITIES TO SURVIVE DELIVERY.

                           The respective indemnities, contribution, agreements,
representations, warranties and other statements of the Company, of its officers and of the several Initial Purchasers set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation, or statement as to the result hereof, made by or on behalf of any Initial Purchaser or the Company or any of its or their partners, officers or directors or any controlling person, as the case may be, (ii) acceptance of the Notes and payment for them hereunder and (iii) any termination of this Agreement.

         SECTION 13. NOTICES.

                           All communications hereunder shall be in writing and
shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

     If to the Initial Purchasers:
              Banc of America Securities LLC
              9 West 57th Street

              New York, New York 10019
              Facsimile: 212-583-8457
              Attention: Eric Hambleton

     If to the Company:
              Apria Healthcare Group Inc.
              26220 Enterprise Court
              Lake Forest, CA 92630
              Facsimile: (949) 587-9075
              Attention: General Counsel and Secretary

     with a copy to:

              Gibson, Dunn & Crutcher LLP
              333 S. Grand Avenue
              Los Angeles, CA 90071
              Facsimile: (213) 229-7520
              Attention: Jeff Hudson, Esq.

         Any party hereto may change the address for receipt of communications by giving written notice to the others.

         SECTION 14. SUCCESSORS.

                           This Agreement will inure to the benefit of and be
binding upon the parties hereto, including any substitute Initial Purchasers pursuant to Section 10 hereof, and to the benefit of the employees, officers and directors and controlling persons referred to in Section 8 and Section 9, and in each case their respective successors, and no other person will have any right or obligation hereunder. The term "successors" shall not include any purchaser of the Notes as such from any of the Initial Purchasers merely by reason of such purchase.

         SECTION 15. PARTIAL UNENFORCEABILITY

                           The invalidity or unenforceability of any Section,
paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

         SECTION 16. GOVERNING LAW PROVISIONS.

         (a) Governing Law Provisions. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

         SECTION 17. GENERAL PROVISIONS.

                           This Agreement constitutes the entire agreement of
the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto. The Table of Contents and the Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

                           Each of the parties hereto acknowledges that it is a
sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification provisions of Section 8 and the contribution provisions of
Section 9, and is fully informed regarding said provisions. Each of the parties hereto further acknowledges that the provisions of Sections 8 and 9 hereto fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs and its business in order to assure that adequate disclosure has been made in the Offering Memorandum (and any amendments and supplements thereto), as required by the Securities Act and the Exchange Act.

                           If the foregoing is in accordance with your
understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

                                        Very truly yours,
                                        APRIA HEALTHCARE GROUP INC.

                                        By: /s/ James E. Baker
                                            ------------------------------
                                            Name:  James E. Baker
                                            Title: Chief Financial Officer

                   [Signature Page to the Purchase Agreement]

                           The foregoing Purchase Agreement is hereby confirmed
and accepted by the Representatives as of the date first above written.

BANC OF AMERICA SECURITIES LLC
J.P. MORGAN SECURITIES INC.
MORGAN STANLEY & CO. INCORPORATED
Acting as Representatives of the
several Initial Purchasers named in
the attached Schedule A.

By BANC OF AMERICA SECURITIES LLC

By:    /s/ Derek Dillon
    ------------------------------
    Name:  Derek Dillon
    Title: Managing Director

                   [Signature Page to the Purchase Agreement]

By J.P. MORGAN SECURITIES INC.

By:    /s/ David McCollough
    ------------------------------
    Name:  David McCollough
    Title: Vice President

                   [Signature Page to the Purchase Agreement]

By MORGAN STANLEY & CO. INCORPORATED

By:    /s/ Bryan W. Andrzejewski
    ------------------------------
    Name:  Bryan W. Andrzejewski
    Title: Executive Director

                   [Signature Page to the Purchase Agreement]

                                   SCHEDULE A

                                                                               AGGREGATE PRINCIPAL
                                                                               AMOUNT OF FIRM NOTES
INITIAL PURCHASERS                                                               TO BE PURCHASED
Banc of America Securities LLC ............................................       $ 68,000,000
J.P. Morgan Securities Inc. ...............................................       $ 56,000,000
Morgan Stanley & Co. Incorporated .........................................       $ 56,000,000
Credit Lyonnais Securities (USA) Inc. .....................................       $  6,667,000
Fleet Securities, Inc. ....................................................       $  6,667,000
Scotia Capital (USA) Inc. .................................................       $  6,666,000
                                                                                  ============

            Total..........................................................       $200,000,000

                                   SCHEDULE B

Lawrence M. Higby
Lawrence A. Mastrovich
James E. Baker
Anthony S. Domenico
Ralph V. Whitworth
Vicente Anido, Jr.
I.T. Corley
David L. Goldsmith
Richard H. Koppes
Philip R. Lochner, Jr.
Jeri L. Lose
Beverly Benedict Thomas

                                   SCHEDULE C

The third paragraph under the caption "Plan of Distribution" on page 54 of the Offering Memorandum, concerning the terms of the offering by the Initial Purchasers.

The first two sentences of the twelfth paragraph under the caption "Plan of Distribution" on page 55 of the Offering Memorandum, concerning the over-allotment and stabilizing transactions by the Initial Purchasers.

The eleventh paragraph under the caption "Plan of Distribution" on page 55 of the Offering Memorandum, concerning the intent of the Initial Purchasers to make a market in the notes.

The fourteenth paragraph under the caption "Plan of Distribution" on page 55 of the Offering Memorandum, concerning the short sales of the notes by Banc of America Securities LLC.

                                                                       EXHIBIT A

Form of opinion of Gibson, Dunn & Crutcher, subject to customary qualifications and limitations

                           References to the Offering Memorandum in this Exhibit
A include any supplements thereto at the Closing Date.

                  (i) The Purchase Agreement has been duly authorized, executed and delivered by the Company.

                  (ii) The Indenture has been duly authorized by the Company; on the First Closing Date, the Indenture will have been duly executed and delivered by the Company and, assuming due authorization, execution and delivery of the Indenture by the Trustee, will constitute a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms subject to (i) the effect of any bankruptcy, insolvency, reorganization, moratorium arrangement or other similar laws relating to or affecting the rights and remedies of creditors generally (including the effect of any statutory or other laws regarding fraudulent transfers or preferential transfers) and (ii) by general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies, regardless of whether enforceability is considered in a proceeding in equity or at law.

                  (iii) The Notes have been duly authorized by the Company; when the Notes are executed, authenticated and issued in accordance with the terms of the Indenture and delivered to and paid for by the Initial Purchasers pursuant to the Purchase Agreement on the respective Closing Date (assuming due authentication of the Notes by the Trustee), such Notes will constitute legal, valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, subject to (i) the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement or other similar laws relating to or affecting the rights and remedies of creditors' generally (including the effect of statutory or other laws regarding fraudulent transfers or preferential transfers) and (ii) by general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies, regardless of whether enforceability is considered in a proceeding in equity or at law.

                  (iv) The shares of Common Stock initially issuable upon conversion of the Notes have been duly authorized and reserved and, when issued upon conversion of the Notes in accordance with the terms of the Notes, will be validly issued, fully paid and non-assessable, and the issuance of such shares will not be subject to any preemptive or similar rights arising (i) by operation of the charter or by-laws of the Company or the General Corporation Law of the State of Delaware, or
         (ii) under any Material Agreement (as defined below).

                  (v) The Registration Rights Agreement has been duly authorized, executed and delivered by, and is a valid and binding obligation of, the Company, enforceable against the Company in accordance with its terms subject to (i) the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement or other similar laws relating to or affecting the rights and remedies of creditors' generally (including the effect of statutory or other laws regarding fraudulent transfers or preferential transfers) and (ii) by general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies, regardless of whether enforceability is considered in a proceeding in equity or at law.

                  (vi) Assuming the accuracy of the representations of the Company and the Initial Purchasers and compliance by them with their agreements contained in the Purchase Agreement, Neither registration of the Notes under the Securities Act of 1933, as amended, nor qualification of the Indenture under the Trust Indenture Act of 1939, as amended, is required for (i) the offer and sale of the Notes by the Company to the Initial Purchasers or (ii) the initial re-offer and resale of the Notes by the Initial Purchasers, in each case in the manner contemplated by the Purchase Agreement and the Offering Memorandum. Such counsel need express no opinion, however, as to when or under what circumstances any Notes sold by the Initial Purchasers may be reoffered or resold.

                  (vii) Each document filed pursuant to the Exchange Act that is incorporated by reference in the Offering Memorandum when it was so filed complied in all material respects on its face as to form with the Exchange Act and the rules and regulations of the Commission thereunder (it being understood that such counsel need express no belief as to the financial statements and related notes thereto or schedules, statistical information and other information of an accounting or financial nature included or incorporated by reference in, or omitted from, such document).

                  (viii) The statements in the Offering Memorandum under the captions (A) "Description of Capital Stock," "Description of Notes" and "Recent Developments--Amendment to Senior Secured Credit Facility," in each case insofar as such statements purport to describe summaries of provisions of the Company's charter, by-laws, or documents, such statements present in all material respects an accurate summary of such provisions, and (B) "Material Federal U.S. Income Tax Considerations," insofar as the statements purport to describe specific provisions of the Internal Revenue Code, such statements present in all material respects an accurate summary of such provisions.

                  (ix) To our knowledge (A) no legal or governmental actions, suits or proceedings are pending to which the Company or any of the Company's Significant Subsidiaries is a party, or to which the property of the Company or any of its Significant Subsidiaries is subject that are required to be described in the Offering Memorandum (assuming for this opinion only that the offering was a registered offering under Form S-3) and are not described therein and (B) except as described in the Offering Memorandum, no such proceedings have been threatened in writing against the Company or any of its Significant Subsidiaries or with respect to any of their respective properties.

                  (x) The Company's execution, delivery and performance of the Purchase Agreement, the Notes, the Registration Rights Agreement and the Indenture, and consummation of the transactions contemplated thereby do not and will not violate, or require any filing with, or approval of any governmental authority or agency of the States of New York or California or of the United States of America under any law or regulation of the States of New York and California or the United States of America applicable to the Company that, in our experience, is generally applicable to transactions in the nature of those contemplated by the Purchase Agreement or the Delaware General Corporation

         Law. This paragraph (xiii) does not include any opinion regarding any federal or state securities or blue sky laws or regulations.

                  (xi) The execution and delivery of the Purchase Agreement, the Indenture and the Notes by the Company and the performance by the Company of its obligations thereunder (other than performance by the Company of its obligations under the indemnification section of the Purchase Agreement, as to which no opinion need be rendered) (i) have been duly authorized by all necessary corporate action on the part of the Company; (ii) will not result in any violation of the provisions of the charter or by-laws of the Company formed under the laws of the States of California, New York or Delaware; (iii) will not constitute a breach of, or Default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Significant Subsidiaries pursuant to, (A) the Company's senior secured credit agreement with a syndicate of lenders led by Bank of America, N.A., or (B) to the best knowledge of such counsel, any other agreement filed or incorporated by reference as an exhibit to the Company's Form 10-K for the year ended December 31, 2002 (the senior secured credit agreement described in (A) and the documents described in (B) being collectively referred to as the "Material Contracts"); or (iv) to the knowledge of such counsel, will not result in any violation of any order, judgment or decree of any court or other agency of government applicable to the Company or any Significant Subsidiary which is identified to us in an officers' certificate.

                  (xii) The Company is not, and after receipt of payment for the Notes will not be, an "investment company" within the meaning of Investment Company Act.

                           In addition, such counsel shall state that they have
participated in conferences with officers and other representatives of the Company, representatives of the independent public or certified public accountants for the Company and with representatives and counsel of the Initial Purchasers at which the contents of the Final Offering Memorandum and related matters were discussed and, although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Final Offering Memorandum (other than as specified above), on the basis of the foregoing, no facts have come to their attention which would lead them to believe that the Final Offering Memorandum, as of its date or at the First Closing Date or the Second Closing Date, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no belief as to the financial statements and related notes thereto or schedules, statistical information and other information of an accounting or financial nature included or incorporated by reference in the Final Offering Memorandum).

                  In rendering such opinion, such counsel may (A) state the its opinion is limited to the application of the General Corporation Law of the State of Delaware, the General Corporation Law of the State of California, the laws of the State of New York and the federal laws of the United States of America, and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials.

                                                                       EXHIBIT B

Form of opinion of Robert S. Holcombe, subject to customary qualifications and limitations

                           References to the Offering Memorandum in this Exhibit
B include any supplements thereto at the Closing Date.

                  (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

                  (ii) The Company has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum.

                  (iii) The Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, singly or in the aggregate, result in a Material Adverse Change.

                  (iv) Except for such jurisdictions where the failure to so qualify or to be in good standing would not, either individually or in the aggregate, result in a Material Adverse Change, each Significant Subsidiary of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business.

                  (v) No legal or governmental actions, suits or proceedings are pending to which the Company or any of the Company's Significant Subsidiaries is a party, or to which the property of the Company or any of its Significant Subsidiaries is subject that are required to be described in the Offering Memorandum (assuming for this opinion only that the offering was a registered offering under Form S-3) and are not described therein. To such counsel's knowledge, except as described in the Offering Memorandum, no such proceedings have been threatened in writing against the Company or any of its Significant Subsidiaries or with respect to any of their respective properties. No material labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent that might cause a Material Adverse Change.

                  (vi) To the best knowledge of such counsel, neither the Company nor any Significant Subsidiary is in violation of its charter or by-laws or any law, administrative regulation or administrative or court decree applicable to the Company or any Significant Subsidiary or is in default under any Material Agreement, except in each such case for such violations or defaults as would not, either individually or in the aggregate, result in a Material Adverse Change.

                  (vii) The Company is in material compliance with the reporting requirements of Section 13 and Section 15(d) of the Exchange Act.

                           In addition, such counsel shall state that he has
participated in conferences with officers and other representatives of the Company, representatives of the independent public or certified public accountants for the Company and with representatives and counsel of the Initial Purchasers at which the contents of the Final Offering Memorandum and related matters were discussed and, although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Final Offering Memorandum (other than as specified above), on the basis of the foregoing, no facts have come to their attention which would lead him to believe that the Final Offering Memorandum, as of its date or at the First Closing Date or the Second Closing Date, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no belief as to the financial statements and related notes thereto or schedules, statistical information and other information of an accounting or financial nature included or incorporated by reference in the Final Offering Memorandum).

                  In rendering such opinion, such counsel may (A) state the his opinion is limited to the application of the General Corporation Law of the State of Delaware, the laws of the State of New York and the federal laws of the United States of America, and (B) as to matters of fact, to the extent he deems proper, on certificates of responsible officers of the Company and public officials.

                                       B-2